Exhibit 99.1

                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into by and between Daniel N. Gregoire, an individual ("Employee"), and Magellan Health Services, Inc., on behalf of itself and its subsidiaries and affiliates (collectively referred to herein as "Employer").

           WHEREAS, Employer desires to obtain the services of Employee and Employee desires to render services to Employer; and

           WHEREAS, Employer and Employee desire to set forth the terms and conditions of Employee's employment with Employer under this Agreement;

           NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                             STATEMENT OF AGREEMENT
                             ----------------------

           1. EMPLOYMENT. Employer agrees to employ Employee, and Employee accepts such employment in accordance with the terms of this Agreement, for a term commencing on January 24, 2005 and, unless terminated earlier in accordance with the terms of this Agreement, ending on December 31, 2005. Thereafter, this Agreement shall automatically renew for twelve (12) month periods, unless sooner terminated as provided herein. If either party desires not to renew the Agreement, they must provide the other party with written notice of their intent not to renew the Agreement at least six (6) months prior to the next renewal date. Employer's notice of intent not to renew the Agreement shall be deemed to be a termination without cause and the provisions of Section 6(c) shall apply.

           2. POSITION AND DUTIES OF EMPLOYEE; LOCATION OF EMPLOYMENT.

                     (a) Employee will serve as Executive Vice President, General Counsel and Secretary of the Company. Employee shall (i) report directly to the Chief Executive Officer and (ii) have such duties and responsibilities typical of, and consistent with, the positions of Chief Legal Counsel and General Counsel and Secretary in a public company the size and nature of the Company. Employee agrees to serve in such position until the expiration of the term or such time as Employee's employment with Employer is terminated pursuant to this Agreement.

                     (b) The Employee shall perform his duties at the Company's principal executive offices currently located in Farmington, Connecticut and to be located in Avon, Connecticut (the "Offices").

           3. TIME DEVOTED. Employee will devote his full business time and energy to the business affairs and interests of Employer, and will use his best efforts and abilities to promote Employer's interests. Employee agrees that he will diligently endeavor to perform services contemplated by this Agreement in a manner consistent with his position and in accordance with the policies established by the Employer.

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           4. COMPENSATION.

                     (a) Base Salary. Employer will pay Employee a base salary in the amount of Hundred Twenty-Five Thousand Dollars ($325,000) per year, which amount will be paid in semi-monthly intervals less appropriate withholdings for federal and state taxes and other deductions authorized by Employee. Such salary will be subject to review for increase by Employer not less than annually, subject to review by the Board or a duly authorized committee thereof.

                     (b) Bonus. Employee shall be entitled to an annual target bonus opportunity of at least 50% of Base Salary ("Target Bonus") under the Company's Short-Term Incentive Plan (or successor annual incentive plan applicable to similarly situated executive officers).

                     (c) Benefit and Compensation Plans. Employee will be eligible to participate in Employer's benefit and compensation plans commensurate with other similarly situated executive officers of the Employer (for purposes of this Agreement, "similarly situated executive officers" shall mean direct reports of the CEO and other key officers such as the CIO and CMO but not including the COO or CFO). Employee will receive separate information detailing the terms of such benefit and compensation plans and the terms of those plans will control. During the term of this Agreement, Employee will be entitled to such other benefits of employment with Employer as are now or may later be in effect for salaried employees of Employer, and also will be eligible to participate in other benefits adopted for similarly situated executive officers.

                     (d) Sign-on Stock Option Grant. On January 24, 2005, Employer shall grant to Employee options to purchase 50,000 shares of Employer's Common Stock with an exercise price equal to the closing price of the Employer's Common Stock on NASDAQ on January 24, 2005. Such options will be issued pursuant to Employer's currently existing stock option plan and will vest in three (3) equal annual installments on each annual anniversary date of the grant.

           5. EXPENSES. During the term of this Agreement, Employer will reimburse Employee promptly for all reasonable travel, entertainment, parking, business meetings and similar expenditures in pursuance and furtherance of Employer's business and all licensing and professional organization dues and fees and expenses relating to Employee's continuing legal education, upon receipt of reasonably supporting documentation as required by Employer's policies applicable to its employees generally.

           6. TERMINATION.

                     (a) Termination Due to Resignation. Employee may resign his employment at any time by giving thirty (30) days written notice of resignation to Employer. Except as otherwise set forth in this Agreement, Employee's employment, and Employee's right to receive compensation and benefits from Employer, will terminate upon the effective date of Employee's termination.


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                               If Employee resigns pursuant to this Section
6(a), Employer's only remaining financial obligation to Employee under this Agreement will be to pay: (i) any earned but unpaid Base Salary and accrued Paid Time Off through the effective date of Employee's termination; (ii) reimbursement of expenses incurred by Employee through the effective date of termination which are reimbursable pursuant to this Agreement; and (iii) the Employee's vested portion of any Magellan deferred compensation or other benefit plan.

                     (b) Termination with Cause. Except as otherwise set forth in this Agreement, Employee's employment, and Employee's right to receive compensation and benefits from Employer, will be terminated for cause at the discretion of Employer under the following circumstances:


                                 (i) Employee's commission of an act of fraud or dishonesty involving his or her duties on behalf of Employer;

                                 (ii)       Employee's willful failure or
                                            refusal to faithfully and diligently
                                            perform duties assigned to Employee
                                            or other willful breach of any
                                            material term under this Agreement;

                                 (iii)      Employee's willful failure or
                                            refusal to abide by Employer's
                                            policies, rules, procedures or
                                            directives; or

                                 (iv) Employee's conviction of a felony or a misdemeanor involving moral turpitude.

                               If Employee is terminated pursuant to this
Section 6(b), Employer's only remaining financial obligation to Employee under this Agreement will be to pay: (i) any earned but unpaid Base Salary and accrued Paid Time Off through the date of Employee's termination; (ii) reimbursement of expenses incurred by Employee through the date of termination which are reimbursable pursuant to this Agreement; and (iii) the Employee's vested portion of any Magellan deferred compensation or other benefit plan.

                               For the events described in Sections 6(b)(ii) and
(iii), Employer will give Employee written notice of such deficiency and a reasonable opportunity to cure such situation, but in no event more than thirty
(30) days.

                     (c) Termination Without Cause By the Company or With Good Reason By Employee. Employer may terminate this Agreement and Employee's employment without Cause at any time. If Employer terminates this Agreement without Cause, or if Employee terminates this Agreement and Employee's employment with Good Reason, Employee shall (unless Section 6(d) is applicable) receive:

                                 (i)        Base salary through the date of
                                            termination;

                                 (ii) if termination occurs after June 30 of any year, pro-rata Target Bonus for the year in which termination occurs, provided that Company targets are met and similarly situated executive officers are eligible for Target Bonus payout in such year and provided that the CEO


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                                            determines that individual
                                            performance would warrant Target
                                            Bonus payout under the incentive
                                            plan; such amount to be paid at the
                                            same time that payments are made to
                                            other similarly situated officers
                                            with respect to such year;

                                 (iii)      the sum of (a) Employee's then
                                            annual base salary plus (b) Target
                                            Bonus, payable in a single cash
                                            installment immediately after
                                            termination;

                                 (iv)       if Employee elects to continue
                                            health, dental and vision insurance
                                            coverage under COBRA, Employee will
                                            pay only the employee contribution
                                            rate for the health insurance
                                            portion of the COBRA coverage during
                                            the twelve months following
                                            termination. (as there is no
                                            Employer contribution for dental and
                                            vision coverage, Employee pays the
                                            full COBRA rate for dental and
                                            vision coverage).

                                 (v) any other amounts earned, accrued or owing to Employee but not yet paid;

                                 (vi)       other payments, entitlements or
                                            benefits, if any, that are payable
                                            in accordance with applicable plans,
                                            programs, arrangements or other
                                            agreements of the Company.

For purposes of this Agreement, "Good Reason" shall mean termination by Employee of his employment after written notice to the Company following the occurrence of any of the following events without his consent:

                                 (i)        a reduction in Employee's then
                                            current Base Salary, or the Target
                                            Bonus opportunity (i.e., 50% of Base
                                            Salary) ;

                                 (ii) a material diminution in Employee's position, duties or authorities, including without limitation, any removal of Employee from the position of Chief Legal Officer and General Counsel or if Employee does not continue as Chief Legal Officer and General Counsel to the ultimate parent entity which reports to the Securities Exchange Commission;

                                 (iii) the assignment to Employee of duties which are materially inconsistent with his duties or which materially impair Employee's ability to function as Chief Legal Officer and General Counsel of the Company;

                                 (iv) the relocation of the Offices to a location that is more than thirty
                                            (30) miles from Avon, Connecticut
                                            and more than 30 additional miles
                                            from Trumbull, Connecticut;


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                                 (v)        a change in the reporting structure
                                            so that Employee reports to someone
                                            other than the Chief Executive
                                            Officer (or an interim chief
                                            executive officer) or, in the
                                            absence of employment of a Chief
                                            Executive Officer, to the President
                                            or to the Board; or

                                 (vi)       a breach by the Company of any
                                            material provision of this
                                            Agreement.

provided that such event continues uncured for fifteen (15) days after Employee gives the Company notice thereof.

                     (d) Effect of Termination. Except as otherwise provided for in this Section 6, upon termination of this Agreement, all rights and obligations under this Agreement will cease except for the rights and obligations under the last sentence of Section 1, this Section 6 and Sections 7, 8, and 9; and all procedural and remedial provisions of this Agreement described in Section 11.

                     (e) No Mitigation; No Offset. In the event of a termination of employment (including non-renewal of the term by the Company), Employee shall be under no obligation to seek other employment, and there shall be no offset against any amounts due him under the Agreement on account of any remuneration attributable to any subsequent employer or claims asserted by the Company or any affiliate, but the Company shall not be obligated to provide medical, dental or hospitalization insurance following Employee's commencement of other employment if such employment provides comparable coverage determined on a benefit-by-benefit basis.

                     (f) Automatic Termination. This Agreement will terminate automatically upon the death or permanent disability of Employee. Employee will be deemed to be "Disabled" or to suffer from a "Disability" within the meaning of this Agreement if, because of a physical or mental impairment, Employee has been unable to perform the essential functions of his position, with or without reasonable accommodation, for a period of 180 consecutive days, or if Employee can reasonably be expected to be unable to perform the essential functions of his position for such period. If Employee is terminated pursuant to this Section 6(f), Employee will receive (i) any earned but unpaid Base Salary and accrued Paid Time Off through the date of Employee's termination; (ii) reimbursement of expenses incurred by Employee through the date of termination which are reimbursable pursuant to this Agreement; and (iii) the Employee's vested portion of any Magellan Health Services retirement, deferred compensation or other benefit plan, including but not limited to, any stock option or restricted stock grant plans, in accordance with the terms of those plans. If Employee participates in any bonus plan(s), including but not limited to, any long term bonus plan(s), Employer may pay Employee, on a pro-rata basis, the amount of such plan(s) as Employee would have earned if Employee had been employed for the full calendar year. The pro-ration will be determined by the fraction of the number of months in the calendar year in which the Employee worked (rounded to the nearest whole month) divided by 12 months. In determining whether a pro-rata bonus shall be paid to Employee, the Employer may consider factors that include but are not limited to (i) the Employee's target bonus (percentage of base salary); (ii) the Company's financial performance; and (iii) the Employee's achievement of his specific performance objectives. At the time of termination,


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Employer shall determine the Employee's bonus amount, if any. Notwithstanding the foregoing, any payout of such bonus amount shall be contingent upon the Company satisfying the financial targets established by the Company's Board of Directors. Payment of any bonus shall be made at the time of the annual bonus payout for all employees.

           7. PROTECTION OF CONFIDENTIAL
              INFORMATION/NON-COMPETITION/NON-SOLICITATION.

                     Employee covenants and agrees as follows:

                     (a)(i) Confidential Information. During Employer's employment of Employee and for a period of one year following the termination of Employee's employment for any reason, Employee will not use or disclose, directly or indirectly, for any reason whatsoever or in any way, other than at the direction of Employer during the course of Employee's employment or after receipt of the prior written consent of Employer, any confidential information of Employer or its controlled subsidiaries or affiliates, that comes into his knowledge during his employment by Employer (the "Confidential Information" as hereinafter defined). The obligation not to use or disclose any Confidential Information will not apply to any Confidential Information that is or becomes public knowledge through no fault of Employee, and that may be utilized by the public without any direct or indirect obligation to Employer, but the termination of the obligation for non-use or nondisclosure by reason of such information becoming public will extend only from the date such information becomes public knowledge. The above will be without prejudice to any additional rights or remedies of Employer under any state or federal law protecting trade secrets or other information.

                     (a)(ii) Trade Secrets. Employee shall hold in confidence all Trade Secrets of Employer, its direct and indirect subsidiaries, and/or its customers that came into his knowledge during his employment by Employer and shall not disclose, publish or make use of at any time after the date hereof such Trade Secrets, other than at the direction of Employer, for as long as the information remains a Trade Secret.

                     (a)(iii) For purposes of this Agreement, the following definitions apply:

"Confidential Information" means any data or information, other than Trade Secrets, that is valuable to Employer and not generally known to the public or to competitors of Employer. It is understood that the term "Confidential Information" does not mean and shall not include information which:

                     (a) is or subsequently becomes publicly available without the breach of any obligation owed to the Employer;

                     (b) is disclosed with the prior written approval of the Employer; or

                     (c) is obligated to be produced under order of a court of competent jurisdiction or a valid administrative, congressional, or other subpoena, civil investigative demand or similar process; PROVIDED, HOWEVER, that upon issuance of any such order, subpoena, demand or other process, the


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                               Employee shall promptly notify the Employer and
                               shall provide the Employer with an opportunity (if then available) to contest, at the Employer's expense, the propriety of such order or subpoena (or to arrange for appropriate safeguards against any further disclosure by the court or administrative or congressional body seeking to compel disclosure of such Confidential Information).

                               "Trade Secret" means information including, but
not limited to, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                     (a)(iv) Interpretation. The restrictions stated in paragraphs 7(a)(i) and 7(a)(ii) are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Employer's right under applicable state law to protect its trade secrets and confidential information.

                     (b) Non-Competition.

                                 (i) Employee covenants and agrees that during the term of his employment with Employer and for a period of one year immediately following the termination of said employment for any reason, he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, engage or attempt to engage in the business of providing or selling services in the United States that are services offered by Employer at the time of the termination of this Agreement, unless waived in writing by Employer in its sole discretion. Employee recognizes that the above restriction is reasonable and necessary to protect the interest of the Employer and its controlled subsidiaries and affiliates.

                                 (ii)       During the one year period
                                            immediately following Employee's
                                            termination from his employment with
                                            Employer, Employee may submit a
                                            written request to Employer
                                            outlining a proposed employment or
                                            other employment opportunity that
                                            Employee is considering. Employer
                                            will review such request, and make a
                                            determination within ten (10)
                                            business days following receipt of
                                            such request, in its sole
                                            discretion, as to whether the
                                            opportunity would constitute a
                                            breach of the non-competition
                                            covenant.

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                     (c) Non-Solicitation. To protect the goodwill of Employer
and its controlled subsidiaries and affiliates, or the customers of Employer and its controlled subsidiaries and affiliates, Employee agrees that, for a period of one year immediately following the termination of his employment with Employer, he will not, without the prior written permission of Employer, directly or indirectly, for himself or herself or on behalf of any other person or entity, solicit, divert away, take away or attempt to solicit or take away any Customer of Employer for purposes of providing or selling services that are offered by Employer, if Employer, or the particular controlled subsidiary or affiliate of Employer, is then still engaged in the sale or provision of such services at the time of the solicitation. For purposes of this Section 7(c), "Customer" means any individual or entity to whom Employer or its controlled subsidiaries or affiliates has provided, or contracted to provide, services and with whom Employee had, alone or in conjunction with others, contact with or knowledge of, during the twelve months prior to the termination of his employment. For purposes of this Section 7(c), Employee had contact with or knowledge of a customer if (i) Employee had business dealings with the customer on behalf of Employer or its controlled subsidiaries or affiliates; (ii) Employee was responsible for supervising or coordinating the dealings between the customer and Employer or its controlled subsidiaries or affiliates; or (iii) Employee obtained or had access to trade secrets or confidential information about the customer as a result of Employee's association with Employer or its controlled subsidiaries or affiliates.

                     (d) Solicitation of Employees. During Employer's employment of Employee and for a period of one year following the termination of Employee's employment with Employer for any reason, Employee will not solicit for employment, directly or indirectly, any employee of Employer or any of its controlled subsidiaries or affiliates who was employed with Employer or its controlled subsidiaries or affiliates within the one year period immediately prior to Employee's termination.

           8. WORK MADE FOR HIRE. Employee agrees that any written program materials, protocols, research papers, other writings, as well as improvements, inventions, new techniques, programs or products (the "Work") made or developed by Employee within or after normal working hours relating to the business or activities of Employer or any of its subsidiaries, shall be deemed to have been made or developed by Employee solely for the benefit of Employer and will be considered "work made for hire" within the meaning of the United States Copyright Act, Title 17, United States Code, which vests all copyright interest in and to the Work in the Employer. In the event, however, that any court of competent jurisdiction finally declares that the Work is not or was not a work made for hire as agreed, Employee agrees to assign, convey, and transfer to the Employer all right, title and interest Employee may presently have or may have or be deemed to have in and to any such Work and in the copyright of such work, including but not limited to, all rights of reproduction, distribution, publication, public performance, public display and preparation of derivative works, and all rights of ownership and possession of the original fixation of the Work and any and all copies. Additionally, Employee agrees to execute any documents necessary for Employer to record and/or perfect its ownership of the Work and the applicable copyright.

           9. PROPERTY OF EMPLOYER. Employee agrees that, upon the termination of Employee's employment with Employer, Employee will immediately surrender to Employer all property, equipment, funds, lists, books, records and other


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materials of Employer or its controlled subsidiaries or affiliates in the possession of or provided to Employee.

           10. GOVERNING LAW. This Agreement and all issues relating to the validity, interpretation, and performance will be governed by, interpreted, and enforced under the laws of the State of Connecticut.

           11. REMEDIES. An actual or threatened violation by Employee of the covenants and obligations set forth in Sections 7, 8 and 9 will cause irreparable harm to Employer or its controlled subsidiaries or affiliates and that the remedy at law for any such violation will be inadequate. Employee agrees, therefore, that Employer or its controlled subsidiaries or affiliates will be entitled to appropriate equitable relief, including, but not limited to, a temporary restraining order and a preliminary injunction, without the necessity of posting a bond. Employee will also be entitled to seek equitable relief against Employer in connection with enforcement of the covenants and obligations set forth in Sections 7, 8 and 9. The provisions of Sections 4, 5, 6, 7, 8, 9 and 19 will survive the termination of this Agreement in accordance with the terms set forth in each Section.

           12. ARBITRATION. Except for an action for injunctive relief as described in Section 11, any disputes or controversies arising under this Agreement will be settled by arbitration in Columbia, Maryland in accordance with the rules of the American Arbitration Association relating to the arbitration of employment disputes. The determination and findings of such arbitrators will be final and binding on all parties and may be enforced, if necessary, in any court of competent jurisdiction. The costs and expenses of the arbitration shall be paid for by Employer, but each party shall pay its own attorney's fees and other litigation costs.


------
Employee's
Initials

           13. NOTICES. Any notice or request required or permitted to be given to any party will be given in writing and, excepting personal delivery, will be given at the address set forth below or at such other address as such party may designate by written notice to the other party to this Agreement:

                     To Employee:    Daniel N. Gregoire
                                     24 Applegate Lane
                                     Trumbull, CT   06611
                                     (203) 380-8837

                     To Employer:    Magellan Health Services, Inc.
                                     16 Munson Road
                                     Farmington, CT  06032
                                     Attention: Chief Executive Officer


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                     Each notice given in accordance with this Section will be
deemed to have been given, if personally delivered, on the date personally delivered; if delivered by facsimile transmission, when sent and confirmation of receipt is received; or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid, to the address last given in accordance with this Section.

           14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and should not be construed or interpreted to restrict or modify any of the terms or provisions of this Agreement.

           15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement and each separate provision will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In addition, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, to the extent such reformation is allowable under applicable law.

           16. BINDING EFFECT. This Agreement will be binding upon and shall inure to the benefit of each party and each party's respective successors, heirs and legal representatives. This Agreement may not be assigned by Employee to any other person or entity but may be assigned by Employer to any subsidiary or affiliate of Employer or to any successor to or transferee of all, or any part, of the stock or assets of Employer.

           17. EMPLOYER POLICIES, REGULATIONS, AND GUIDELINES FOR EMPLOYEES. Employer may issue policies, rules, regulations, guidelines, procedures or other material, whether in the form of handbooks, memoranda, or otherwise, relating to its Employees. These materials are general guidelines for Employee's information and will not be construed to alter, modify, or amend this Agreement for any purpose whatsoever.

           18. INDEMNIFICATION. The Company shall indemnify Employee to the same extent as other executive officers of the Company.

           19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to its subject matter, unless expressly provided otherwise within this Agreement. No amendment or modification of this Agreement, will be valid unless made in writing and signed by each of the parties. No representations, inducements, or agreements have been made to induce either Employee or Employer to enter into this Agreement, which are not expressly set forth within this Agreement. Employee and Employer acknowledge and agree that Employer's controlled subsidiaries and affiliates are express third party beneficiaries of this Agreement.

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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 17th day of January, 2005.




                                           MAGELLAN HEALTH SERVICES, INC.
"Employee"                                 "Employer"

/s/ Daniel N. Gregoire                     By: /s/ Mark S. Demilio
----------------------------------             ---------------------------------
Daniel N. Gregoire                         Name: Mark S. Demilio
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



















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